UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2015
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THE HAIN CELESTIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Marcus Avenue, Lake Success, NY 11042
(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 587-5000

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On January 13, 2014, through our wholly-owned subsidiary Hain Frozen Foods UK Limited, we entered into an agreement (the “Purchase Agreement”) with Braunstone Properties Limited, a company registered in England and Wales (“BPL”), Tilda Rice Limited, a Company registered in England and Wales (“Tilda”), and SalCott Associated Limited, a company registered in the Isle of Man (“Salcott,” and together with BPL and Tilda, the “Sellers”) to acquire (1) the entire issued share capital of Tilda Limited, a company incorporated in England and Wales, (2) the entire issued share capital of Brand Associates Limited, a company incorporated in the Isle of Man, and (3) certain other assets belonging directly or indirectly to the Sellers, including certain intellectual property (collectively, the “Share Purchase”).

As partial consideration for the Share Purchase, the Company issued, at closing on January 13, 2014, loan notes amounting to the sum of £20,000,000 to certain of the Sellers and their related parties, which were due and payable on or before January 13, 2015 (the “Vendor Loan Notes”). In full satisfaction of the Vendor Loan Notes, we paid £10,000,000 in cash and issued 266,984 shares of Hain Celestial common stock, par value $0.01 per share, to certain of the Sellers and their related parties.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits

5.1*	Opinion of DLA Piper LLP (US)

23.1*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)
(*) - Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2015

THE HAIN CELESTIAL GROUP, INC. (Registrant)

By:	/s/ Denise M. Faltischek
Title:	Executive Vice President and General Counsel, Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

5.1*	Opinion of DLA Piper LLC (US)

23.1*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)
(*) - Filed herewith